                                             Rule 424(b)(3)
                                             File No. 333-38545

Pricing Supplement No. 6                     Dated: April 3, 1998
(To Prospectus dated October 30, 1997
Prospectus Supplement dated November 17, 1997)



U.S.$2,500,000,000

Heller Financial, Inc.

Medium-Term Notes, Series H

(Registered Notes -Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $100,000,000                Issue Price: 100%

Original Issue Date: April 7, 1998            Stated Maturity Date: June 1, 2000

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [ ] Commercial Paper Rate [X] LIBOR [ ] Treasury Rate
           [ ] Federal Funds Rate [ ] Prime Rate [X] Other:

Interest Reset: Quarterly

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 1st day of March, June, September and December, beginning June 1, 1998, up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 1st day of March, June, September and December, beginning June 1, 1998, up to but including the Stated Maturity Date.

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date

                                             Rule 424(b)(3)
                                             File No. 333-38545

Pricing Supplement No. 6                     Dated: April 3, 1998
(To Prospectus dated October 30, 1997
Prospectus Supplement dated November 17, 1997)


Initial Interest Rate: 5.9075%

Index Maturity: 3 month Libor

Day Count Convention: Act/360

Maximum Interest Rate: N/A                    Minimum Interest Rate: N/A

Spread (+/-): +.22%                           Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .1004%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 6
                       UNDER MTN-SERIES H PROGRAM: $875,000,000
                   b)  CUSIP #42333HJN3

Agent: Lehman Brothers, Inc.
     Three World Financial Center
     12th Floor
     New York, New York 10285

                                                Rule 424(b)(3)
                                                File No. 333-38545

Pricing Supplement No. 7                        Dated: April 3, 1998
(To Prospectus dated October 30, 1997
Prospectus Supplement dated November 17, 1997)



U.S.$2,500,000,000

Heller Financial, Inc.

Medium-Term Notes, Series H

(Registered Notes -Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $100,000,000                Issue Price: 100%

Original Issue Date: April 7, 1998            Stated Maturity Date: July 7, 2000

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [ ] Commercial Paper Rate [X] LIBOR [ ] Treasury Rate
           [ ] Federal Funds Rate [ ] Prime Rate [X] Other:

Interest Reset: Quarterly

Interest Payment Period :Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
The 7th day of July, October, January and April, beginning July 7, 1998, up to but excluding the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 7th day of July, October, January and April, beginning July 7, 1998, up to but including the Stated Maturity Date.

Interest Determination Date(s): Two London Banking Days prior to each Interest Reset Date

                                                Rule 424(b)(3)
                                                File No. 333-38545

Pricing Supplement No. 7                        Dated: April 3, 1998
(To Prospectus dated October 30, 1997
Prospectus Supplement dated November 17, 1997)


Initial Interest Rate: 5.9075%

Index Maturity: 3 month Libor

Day Count Convention: Act/360

Maximum Interest Rate: N/A                      Minimum Interest Rate: N/A

Spread (+/-): +.22%                             Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .10%

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 7
                       UNDER MTN-SERIES H PROGRAM: $975,000,000
                   b)  CUSIP #42333HJP8

Agent: Chase Securities Inc.
     270 Park Avenue
     New York, New York 10017

                                              Rule 424(b)(3)
                                              File No. 333-38545

Pricing Supplement No. 8                      Dated: April 6, 1998
(To Prospectus dated October 30, 1997
Prospectus Supplement dated November 17, 1997)



U.S.$2,500,000,000

Heller Financial, Inc.

Medium-Term Notes, Series H

(Registered Notes -Floating Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $100,000,000              Issue Price: 100%

Original Issue Date: April 9, 1998          Stated Maturity Date: April 13, 1999

Form: [X] Book-Entry  [ ] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
     (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [ ] Yes [ ] No
     (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate: [ ] Commercial Paper Rate [ ] LIBOR [ ] Treasury Rate
           [ ] Federal Funds Rate [X] Prime Rate [ ] Other:

Interest Reset: Daily

Interest Payment Period: Quarterly

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
Each Business Day, up to but excluding the Stated Maturity Date, provided that there will be a Two Business Day cutoff prior to each Interest Payment Date and the Stated Maturity Date.

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 13th day of January, April, July and October of each year beginning July 13, 1998, up to and including the Stated Maturity Date.

Interest Determination Date(s): Daily - prior day H15 Prime Rate

                                              Rule 424(b)(3)
                                              File No. 333-38545

Pricing Supplement No. 8                      Dated: April 6, 1998
(To Prospectus dated October 30, 1997
Prospectus Supplement dated November 17, 1997)


Initial Interest Rate: To be determined

Index Maturity: N/A

Day Count Convention: Act/360

Maximum Interest Rate: N/A                    Minimum Interest Rate: N/A

Spread (+/-):-2.70%                           Spread Multiplier: N/A

Optional Redemption: [ ] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be   % of the principal amount of the
     Note to be redeemed and shall decline at each anniversary of the Initial
     Redemption Date by   % of the principal amount to be redeemed until the
     Redemption Price is 100% of such principal amount.

Optional Repayment: [ ] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [ ] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .04835 %

Other Provisions:  a)  AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO. 8
                       UNDER MTN-SERIES H PROGRAM: $1,075,000,000
                   b)  CUSIP #42333HJQ68

Agent: Merrill Lynch & Co.
     250 Vesey Street
     New York, NY 10281